                                                                     EXHIBIT 5.2


                                 RCN Corporation
                               105 Carnegie Center
                            Princeton, NJ 08540-6215



                                                     January 6, 2000



RCN Corporation
105 Carnegie Center
Princeton, NJ  08540-6215

Ladies and Gentlemen:

                  I am Executive Vice President and General Counsel of RCN Corporation, a Delaware corporation (the "Company").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, I or attorneys under my supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-71525) filed with the Securities and Exchange Commission (the "Commission") on February 1, 1999 under the Securities Act of 1933, as amended (the "Act"), and any and all amendments thereto, including post-effective amendments, relating to
(i) the offering from time to time pursuant to Rule 415 of the Act of the Company's common stock, par value $1.00 per share ("Common Stock"), preferred stock and debt securities and (ii) the offering of up to 1,107,539 shares of Common Stock by Boston Edison Company ("BECO") and up to 66,639 shares of Common Stock by each of David Epstein and Zachary Julius (such shares held by BECO, Mr. Epstein and Mr. Julius being collectively known as the "Shares") (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the prospectus contained in the Registration Statement (the "Prospectus"); (iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (v) the By-laws of the Company, as currently in effect (the "By-laws"); and (vi) certain resolutions of the Board of Directors of the Company. I or attorneys under my supervision have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representa-

RCN Corporation
January 6, 2000
Page 2


tives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  I am admitted to the bar in the State of New York, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein.

                  Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Shares have been duly authorized by the Company and have been validly issued, are fully paid and non-assessable.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                                     Very truly yours,


                                                     /s/ John Jones